SUBSCRIPTION AGREEMENT

Lightyear Network Solutions, Inc.
1901 Eastpoint Parkway
Louisville, KY 40223

Ladies and Gentlemen:

1.           Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Lightyear Network Solutions, Inc., a Nevada  corporation  (the “Company”) the securities described below (the “Securities”) for a purchase price of $4,000 per Price-Protected Investment Unit.   Each Price-Protected Investment (each “Unit”) of Securities consists of : (i) one thousand (1,000) shares of Common Stock of the Company (“Shares”); (ii) a warrant to purchase 500 shares of Common Stock at an exercise price of $4.00 per share (a “Fixed Warrant”); and (iii) a warrant to purchase up to two thousand (2,000) shares of Common Stock at an exercise price of $0.01 per share subject to certain conditions (a “Milestone Warrant”).    The Shares, the Fixed Warrants, the Milestone Warrants and the shares of Common Stock for which the Fixed Warrants and the Milestone Warrants are exercisable (the “Warrant Shares”) are collectively referred to herein as the “Securities.”  The Fixed Warrants and the Milestone Warrants are referred to herein as the “Warrants.”

This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum, dated June 2010, and exhibits thereto (collectively referred to as the “Offering Documents”) and relating to the offering (the “Offering”) by the Company of up to $5,000,000, with no minimum.  The Securities may be offered through one or more FINRA member selling agents (the “Selling Agent(s)”), and the Offering shall continue until the earlier of (i) all Securities are sold or (ii) August 31, 2010, unless extended by the Company for an additional period expiring September 30, 2010.  The Company retains the right to accept up to an additional $2,000,000 of oversubscriptions for Securities.

2.           Payment.  The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Signature Bank, Escrow Agent for Lightyear Network Solutions, Inc.” in the full amount of the purchase price of the Securities being subscribed for.  Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest or offset if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms or by the Company.  Together with a check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement.

3.           Deposit of Funds.  All payments made as provided in Section 2 hereof shall be deposited by the Selling Agent(s) as soon as practicable with the Escrow Agent, in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the occurrence of an initial  closing (the “First Closing”), (b) the rejection of such subscription, or (c) the termination of the Offering by the Company or the Selling Agent(s).  The Company may continue to offer and sell the Securities and conduct additional closings (each, a “Closing”) for the sale of additional Securities after the First Closing and until the termination of the Offering.

4.           Acceptance of Subscription and Delivery of Securities.  The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Securities, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is rejected in whole, or the offering of Securities is terminated all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

The Securities shall be issued and delivered to the Purchaser upon the date of the Closing.

5.           Representations and Warranties of the Purchaser.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)           None of the Securities offered pursuant to the Offering Documents are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)           The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), acknowledges that it has received the Offering Documents and copies of the SEC Documents (as defined herein), either in hard copy or electronically through the SEC’s EDGAR system, and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein, and the Purchaser and the Advisers, if any, prior to the execution of this Subscription Agreement, have had access to the same kind of information as would be available in a registration statement filed by the Company under the Securities Act.  Purchaser’s decision to enter into this Subscription Agreement and the other Transaction Documents (as defined herein) has been made based solely on the independent evaluation of the Purchaser and its Advisors, if any;

(c)           Neither the Securities and Exchange Commission nor any state securities commission has approved the Securities, or passed upon or endorsed the merits of the offering of Securities or confirmed the accuracy or determined the adequacy of the Offering Documents.  The Offering Documents have not been reviewed by any federal, state or other regulatory authority;

(d)           All documents, records, and books pertaining to the investment in the Securities (including, without limitation, the Offering Documents) have been made available for inspection by such Purchaser and its Advisers, if any;

(e)           The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)            In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Offering Documents or in the SEC Documents.

(g)           The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)           The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Selling Agent(s) or as otherwise described in the Offering Documents and, in turn, to be paid to its selected dealers);

(i)            The Purchaser, together with its Advisers, as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto.

(j)            The Purchaser is not relying on the Company, the Selling Agent(s) or any of their respective employees, counsel or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)           The Purchaser is acquiring the Securities solely for such Purchaser's own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)            The Purchaser must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books.  Stop transfer instructions will be placed with the transfer agent of the Securities.  There can be no assurance that there will be any market for resale of the Securities;

(m)          The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time;

(n)           The Purchaser is aware that an investment in the Securities involves a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Offering Documents and the SEC Documents, and, in particular, acknowledges that the Company has a limited operating history and limited assets and is engaged in a highly competitive business;

(o)           The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification contained herein;

(p)           The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)           The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Offering Documents and all documents received or reviewed in connection with the purchase of the Securities and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any;

(r)           Any information which the Purchaser has heretofore furnished or is furnishing herewith the Company or the Selling Agent(s) is complete and accurate and may be relied upon by the Company and the Selling Agent(s) in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Selling Agent(s) immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities;

(s)           The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser;

(t)           The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)           The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Offering Documents and/or the SEC Documents were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v)           No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Offering Documents or in the SEC Documents;

(w)          Within five (5) days after receipt of a request from the Company or the Selling Agent(s), the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Selling Agent(s) is subject;

(x)           The Purchaser's substantive relationship with the Selling Agent(s) or subagent through which the Purchaser is subscribing for Securities predates the Selling Agent(s)'s or such subagent's contact with the Purchaser regarding an investment in the Securities;

(y)           THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(z)           The Purchaser acknowledges that none of the Securities have been recommended by any federal or state securities commission or regulatory authority.  In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Offering Documents.  Any representation to the contrary is a criminal offense.  The Securities, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom;

(aa) (For ERISA plans only)    The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(bb)           The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(cc) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company and the Selling Agent(s) should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Selling Agent(s) may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Selling Agent(s) or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(dd) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(ee)           If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

6.           Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants, acknowledges and agrees as follows:

(a)           The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  The Company acknowledges and agrees that the Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.  The Offering Documents have been diligently prepared by the Company, at its sole cost, in conformity with all applicable laws, and is in compliance with Regulation D, the Act and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Securities are to be offered and sold, excluding foreign jurisdictions.  The Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Selling Agent(s) notifies the Company that the Securities are being offered for sale.  The Offering Documents and the SEC Documents describe all material aspects, including attendant risks, of an investment in the Company.  The Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act and knows of no reason why any such exemption would be otherwise unavailable to it.  Neither the Company nor its affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D or any other applicable state or federal securities laws.

(b)           The Offering Documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.  There is no fact that the Company has not disclosed in the Offering Documents or in the SEC Documents and of which the Company is aware that would reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or any of its subsidiaries, taken as a whole (“Material Adverse Effect”).

(c)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Except as described in the Offering Documents or the SEC Documents, the Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity,.  The Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

(d)           The Company has all corporate power and authority to: (i) conduct its business as presently conducted and as proposed to be conducted (as described in the SEC Documents); (ii) enter into and perform its obligations under this Subscription Agreement and the Warrants (collectively, the “Transaction Documents”); (iii)  issue, sell and deliver the Securities; and (iv) issue, sell and deliver the shares of the Common Stock issuable upon exercise of the Warrants.  The execution and delivery of each of the Transaction Documents has been duly authorized by the necessary corporate action.  This Agreement has been duly executed and when delivered will constitute, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)           None of the execution and delivery of, or performance by the Company under, any of the Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the certificate of incorporation or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

(f)           Except as set forth in the Offering Documents or the SEC Documents, as of the date of the each  Closing:  (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock, or other equity securities of the Company, or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company will be reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) no person will hold a right to require the Company to register any securities of the Company under the Act or to participate in any such registration.

(g)           When issued and delivered against payment made as set forth herein, the Securities shall have been duly authorized and will be validly issued, fully paid and nonassessable and shall be free and clear of all liens, charges restrictions, claims and encumbrances imposed by or through the Company other than as provided in the Transaction Documents.  No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder and none of the Securities is subject to preemptive or similar rights of any stockholder or securityholder of the Company or other than as described in the Offering Documents, an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company.  As of each Closing, a sufficient number of authorized but unissued shares of Common Stock shall have been reserved for issuance upon the exercise of the Warrants.

(h)           No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of the Securities or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the offering of the Securities (all of which will be duly made on a timely basis).

(i)            The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 19, 2010 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). As of their respective dates of filing with the Commission, the SEC Documents, together with any amendments thereto, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, together with the related notes thereto, are true and complete and present fairly, in all material respects, the financial position of the Company as of the date specified and the results of its operations and changes in financial position for the period covered thereby.  Such financial statements and related notes were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout the period indicated except as may be disclosed in the notes thereto, and except that the unaudited financial statements omit full notes, and except for normal year-end adjustments.  Except as set forth in such financial statements, the Company has no material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions or commitments.

(j)           The conduct of business by the Company as presently conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as such regulation as is applicable to commercial enterprises generally.  The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where the failure to obtain such license, permit or other governmental authorization would result in a Material Adverse Effect.

(k)           No default by the Company or, to the best knowledge of the Company, any other party exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”).  The Company Agreements are in full force and effect in accordance with their respective terms.

(l)            Except as set forth in the Offering Documents or the SEC Documents, there are no actions, proceedings, claims or investigations, before or by any court or governmental authority (or any state of facts which management of the Company has concluded could reasonably be expected to give rise thereto), pending or, to the best knowledge of the Company, threatened, against the Company, or involving its assets or, to the knowledge of the Company, involving any of its officers or directors which, if determined adversely to the Company or such officer or director, could result in any Material Adverse Effect or materially and adversely affect the transactions contemplated by the Transaction Documents or the enforceability thereof.

(m)          The Company is not in violation of: (i) its certificate of incorporation or by-laws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company; or (iv) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, would have a Material Adverse Effect.

(n)           The Company owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business (collectively, the “Intangibles”).  To the knowledge of the Company, it has not infringed upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, have a Material Adverse Effect.

(o)           Neither the sale of the Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person.  The Company and its subsidiaries are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(p)           At any time during the period commencing from the six (6) month anniversary of the First Closing and ending at such time that all of the Shares and Warrant Shares can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of such securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, as the sole economic remedy for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Common Stock or Warrant Shares (which remedy shall not be exclusive of any other remedies available in equity, including, without limitation, specific performance), the Company shall pay to each such holder an amount in cash equal to two (2%) percent of the aggregate purchase price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 6(p) are referred to herein as “Public Information Failure Payments” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the fifth Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

7.             Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, the Selling Agent(s), and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

8.             Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9.             Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

10.          Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

11.           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

12.           Applicable Law.  This Subscription Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

13.           Blue Sky Qualification.  The purchase of Securities under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction. The Company shall make, at its cost, all necessary filings with the SEC, including the filing of Form D, and in each state in which securities are sold in this Offering.

14.           Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15.           Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence.  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

16.           Miscellaneous.

(a)            The Offering Documents, together with the Transaction Documents, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)           The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Securities.

(c)            Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

(e)            Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)            Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)           The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

17.           Omnibus Signature Page.  This Subscription Agreement is intended to be read and construed in conjunction with the Warrants pertaining to the issuance by the Company of the Securities to subscribers pursuant to the Offering Documents.  Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of such other Offering Documents, including any Warrants and any registration rights agreement.

To subscribe for Securities in the private offering of

Lightyear Network Solutions, Inc.:

1.	Date and Fill in the number of Units of the Securities being purchased and Complete and Sign the Omnibus Subscription Agreement.

2.	Initial the Accredited Investor Certification page attached to this letter.

3.	Complete and return the Investor Profile and, if applicable, Wire Transfer Authorization attached to this letter.

4.	Fax all forms to ________________ at (_______________) and then send all signed original documents with check to:

____________________
____________________
____________________
____________________

5.	Please make your subscription payment payable to the order of "Signature Bank, Escrow Agent for LIGHTYEAR NETWORK SOLUTIONS, INC."

For wiring funds directly to the escrow account,
see the following instructions:

Name:	Signature Bank
ABA Number:	026013576
A/C Name:	Signature Bank, as Agent for
Lightyear Network Solutions, Inc.

A/C Number:
FBO:	Investor Name
Social Security Number
Address

Thank you for your interest,

Lightyear Network Solutions, Inc.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

LIGHTYEAR NETWORK SOLUTIONS, INC.
OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of ______ Units of the Securities at a price of $4,000 per Unit (NOTE: to be completed by subscriber).

Date (NOTE: To be completed by subscriber): __________________, 2010

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:
Authorized Officer

LIGHTYEAR NETWORK SOLUTIONS, INC.
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial _______
I have a net worth (including home, furnishings and automobiles) of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial _______
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Lightyear Network Solutions, Inc.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

LIGHTYEAR NETWORK SOLUTIONS, INC.
Investor Profile
(Must be completed by each Investor)

Personal Investor Information

Investor Name(s): _________________________________________________________________________

Individual executing Profile or Trustee: ________________________________________________________

Social Security Numbers / Federal I.D. Number: _________________________________________________

Date of Birth:                       _________________                          Marital Status: _______________________
Joint Party Date of Birth:     _________________                          Investment Experience (Years): __________
Annual Income:                    _________________                          Liquid Net Worth: ____________________
Net Worth:                            ________________
Home Street Address: ______________________________________________________________________

Home City, State & Zip Code: _______________________________________________________________

Home Phone: ________________________ Home Fax: _____________________  Home Email: _________

Employer: _______________________________________________________________________________

Employer Street Address: ___________________________________________________________________

Employer City, State & Zip Code: ____________________________________________________________

Bus. Phone: __________________________ Bus. Fax: __________________________ Bus. Email: _______

Type of Business: _________________________________________________________________________

Selling Agent  Account Executive: ________________________________________

Certificate Delivery Instructions

____ Please deposit Certificate in my brokerage Account # _____________________________________.
____ Please deliver certificate to the Employer Address listed in Section A.
____ Please deliver certificate to the Home Address listed in Section A.
____ Please deliver certificate to the following address: ___________________________________________.

 Form of Payment – Check or Wire Transfer

____ Check payable to Signature Bank, As Agent for Lightyear Network Solutions, Inc.
____ Wire funds from my outside account according to the "How to subscribe for Securities" Page.
____ Wire funds from my brokerage Account - See Following Page.
____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature	Date

Memorandum
Wire Transfer Authorization

TO:	Operations Manager

RE:	Client Wire Transfer Authorization
LIGHTYEAR NETWORK SOLUTIONS, INC.

DATE:________________

This memorandum authorizes the transfer of the following listed funds from my Brokerage Account as follows:

Brokerage Account #

Wire Amount	$

BANK NAME:	SIGNATURE BANK
ABA NUMBER:	026013576
A/C NAME:	SIGNATURE BANK, AS AGENT FOR
LIGHTYEAR NETWORK SOLUTIONS, INC.
A/C Number:

REFERENCE:
SUBSCRIBER LEGAL NAME

TAX ID NUMBER

SUBSCRIBER ADDRESS

FBO:

Investment Title:

Signature:

Signature:
(Joint Signature)